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                                                                   EXHIBIT 10.1



                       INVERNESS MEDICAL INNOVATIONS, INC.

                2001 EMPLOYEE STOCK PURCHASE PLAN GERMAN SUB-PLAN


         This German Sub-Plan, which is a sub-plan as provided by the Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan, sets out the rules of this Sub-Plan in its application to any right granted or to be granted to any eligible employee of Unipath Diagnostics, GmbH who is resident for tax purposes in Germany.

         The purpose of the Inverness Medical Innovations, Inc. 2001 Employee Stock Purchase Plan is to provide eligible employees of Inverness Medical Innovations, Inc. (the "Company") and certain of its subsidiaries with opportunities to purchase shares of the Company's common stock, par value $0.001 per share (the "Common Stock"). Five hundred thousand (500,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an "employee stock purchase plan" within the meaning of Section 423(b) of the United States Internal Revenue Code of 1986, as amended (the "Code"), and shall be interpreted in accordance with that intent. This German Sub-Plan is intended to conform to the requirements of the laws of Germany. Reference herein to the "Plan" refers to both the 2001 Employee Stock Purchase Plan and the German Sub-Plan. Reference to the "German Sub-Plan" or the "Sub-Plan" refers to it alone.

         1. ADMINISTRATION. The Plan will be administered by the person or persons (the "Administrator") appointed by the Company's Board of Directors (the "Board") for such purpose. The Administrator has authority to make rules and regulations for the administration of the Plan, and its interpretations and decisions with regard thereto shall be final and conclusive.


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No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

         2. OFFERINGS. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan ("Offerings"). Unless otherwise determined by the Administrator, the initial Offering under this Sub-Plan will begin on July 1, 2002 and will end on December 31, 2002 (the "Initial Offering"). Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed one year in duration or overlap any other Offering.

         3. ELIGIBILITY. All employees of Unipath Diagnostics, GmbH who are resident for tax purposes in Germany are eligible to participate in any one or more of the Offerings under the Sub-Plan, provided that as of the first day of the applicable Offering (the "Offering Date") they have completed at least three
(3) months of employment. For purposes of eligibility for this Plan, employment with Inverness Medical Technologies, Inc. or any of its subsidiaries shall be counted as employment with the Company.

         4. PARTICIPATION. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to his appropriate payroll location at least 10 business days before the Offering Date (or by such other deadline as shall be established for the Offering). The form will (a) state a whole percentage to be deducted from his Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for him in each


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Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for him are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived his right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, his deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided he remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

         5. EMPLOYEE CONTRIBUTIONS. Each eligible employee may authorize payroll deductions at a minimum of two percent (2%) up to a maximum of ten percent (10%) of his Compensation for each pay period in relation to an Offering. Such deductions shall be paid into an account in the employee's name (of which the employee is the absolute legal owner), which is held with a savings institution specified by the Company. The Company may maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering.

         6. DEDUCTION CHANGES. An employee may not increase his payroll deduction during any Offering. An employee generally may not decrease his payroll deduction during an Offering, but may terminate his payroll deduction for the remainder of the Offering, either with or without withdrawing from the Offering under Section 7. To terminate his payroll deduction without withdrawing from the Offering, an employee must submit written notice at least ten (10) business days (or such shorter period as shall be established) before the payroll date on which the change becomes effective. Subject to the requirements of Sections 4 and 5, an employee may either increase or decrease his payroll deduction with respect to the next Offering by filing a new


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enrollment form at least ten (10) business days before the next Offering Date
(or by such other deadline as shall be established for the Offering). An employee who has terminated his payroll deduction during an Offering must submit a new enrollment form in order to participate in a subsequent Offering.

         7. WITHDRAWAL. An employee may withdraw from participation in an Offering by delivering a written notice of withdrawal to his appropriate payroll location no later than two (2) business days prior to the Exercise Date (as defined below) of such Offering. The employee's withdrawal will be effective as of the next business day. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering and is deemed to have withdrawn from the Plan. The employee may enroll in a subsequent Offering in accordance with Section 4.

         8. GRANT OF OPTIONS. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option ("Option") to purchase on the last day of such Offering (the "Exercise Date"), at the Option Price hereinafter provided for, (a) a number of shares of Common Stock, which number shall be the number of shares (rounded down to the nearest whole share) which is obtained by (i) multiplying $25,000 by the quotient obtained by dividing the number of months in the Offering by 12, and (ii) dividing that product by the Fair Market Value of the Common Stock on the Offering Date, or (b) such other lesser maximum number of shares as shall have been established by the Administrator in advance of the Offering; provided, however, that such Option shall be subject to the limitations set forth below. The purchase price for each share purchased under each Option (the "Option Price") will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less. Each employee's Option shall be exercisable only to the extent of such


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employee's accumulated payroll deductions for the relevant Offering on the relevant Exercise Date.

         Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits his rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

         9. EXERCISE OF OPTION AND PURCHASE OF SHARES. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised his Option on such date and shall arrange with the savings institution at which his deductions are held for the amount described in the following sentences to be transferred to the Company and shall acquire from the Company such number of whole shares of Common Stock reserved for the purpose of the Plan as the amount transferred to the Company will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee's account at


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the end of an Offering solely by reason of the inability to purchase a fractional share will be carried forward to the next Offering. However, any interest arising on the deductions cannot be applied to purchase shares in any Offering, and only an amount equal to the sums deducted into his account in relation to the applicable Offering (together with any remaining amounts arising in relation to fractional shares, as referred to above) may be applied in the exercise of the Option.(1)

         10. ISSUANCE OF CERTIFICATES. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker authorized by the employee to be his, or their, nominee for such purpose. The certificates will only be issued once the Company is satisfied that it has received all due monies from the participant's account under the terms of Section 9.

         11. DEFINITIONS.

         The term "Compensation" for the Sub-Plan means the amount of gross base pay, excluding commissions, overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items.

         The term "Designated Subsidiary" means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.


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(1)      If an account contains funds from payroll deductions in excess of the number of shares purchasable under the option granted for that Offering, it seems that those funds cannot be used for a future Offering. Can they be withdrawn at the election of the participant after the offering? Is that what happens to interest paid on the amounts on deposit? Do we need to specify any withdrawal rules?


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         The term "Fair Market Value of the Common Stock" on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; PROVIDED, HOWEVER, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") or national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

         The term "Parent" means a "parent corporation" with respect to the Company, as defined in Section 424(e) of the Code.

         The term "Subsidiary" means a "subsidiary corporation" with respect to the Company, as defined in Section 424(f) of the Code.

         12. RIGHTS ON TERMINATION OF EMPLOYMENT. If a participating employee's employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs him, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.


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         13. SPECIAL RULES. Notwithstanding anything herein to the contrary, the
Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan. The Administrator may also adopt sub-plans applicable to particular Designated Subsidiaries or locations, which sub-plans may be designed to be outside the scope of Section 423. The rules of such sub-plans may take precedence over other provisions of this Plan, with the exception of the number of shares of Common Stock approved and reserved for use under the Plan, but unless otherwise superseded by the terms of such sub-plan, the provisions of this Plan shall govern the operation of such sub-plan. A sub-plan may be terminated at any time by the Administrator.

         14. OPTIONEES NOT STOCKHOLDERS. Neither the granting of an Option to an employee nor the deductions from his pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan unless and until such shares have been purchased by and issued to him.


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         15. RIGHTS NOT TRANSFERABLE. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee's lifetime only by the employee.

         16. ADJUSTMENT IN CASE OF CHANGES AFFECTING COMMON STOCK. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

         17. AMENDMENT OF THE PLAN. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an "employee stock purchase plan" under Section 423(b) of the Code.

         18. INSUFFICIENT SHARES. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be available to be used to purchase Common Stock on such Exercise Date.


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         19. TERMINATION OF THE PLAN. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded. The Sub-Plan may be terminated at any time by the Administrator. Upon termination of the Sub-Plan, all amounts in the accounts of any participating employee shall be available without restriction to the employee.

         20. GOVERNMENTAL REGULATIONS. The Company's obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

         The Sub-Plan shall be governed by Delaware law except to the extent that such law is preempted by United States federal law or by German law.

         21. ISSUANCE OF SHARES. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

         22. TAX WITHHOLDING. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries, on behalf of the Company, shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

         23. NOTIFICATION UPON SALE OF SHARES. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.


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         24. EFFECTIVE DATE. The Sub-Plan shall take effect on the date it is adopted by the Administrator.

         25. AUTHORIZATION IN RELATION TO ACCOUNTS. Each employee agrees, by entering the Plan, to provide the Company with any information necessary, in particular on his salary and tax situation, to administer the Plan. Furthermore, the relevant subsidiary shall be authorised to provide the Company with all relevant accounting information, in particular with regard to salary, tax and social security details. Moreover, the relevant subsidiary shall be authorised to transfer the saving amounts into the bank account of the employee in accordance with Section 5. The cost of such account shall be borne by the Company.


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